CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 033-28551 on Form N-6 and Amendment No. 122 to Registration Statement No. 811-04613 on Form N-6 of our report dated March 24, 2023, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in Form N-VPFS of Union Security Insurance Company Variable Account C for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 26, 2023